Exhibit 4.2

SILVER SPRING NETWORKS, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fourth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of December 11, 2009 by and among Silver Spring Networks, Inc., a Delaware corporation (the “Company”), the persons identified on Schedule A attached hereto (the “Investors”) and Boldt, LLC (“Boldt”). Capitalized terms used in this Agreement have the meanings ascribed to them in Section 4.1.

RECITALS

WHEREAS, certain of the Investors and Boldt (the “Existing Investors”) and the Company are parties to that certain Third Amended and Restated Investors’ Rights Agreement dated October 1, 2008 (the “Prior Agreement”); and

WHEREAS, pursuant to Section 4.2 of the Prior Agreement, the Prior Agreement may be amended with the written consent of the Company, of the holders of more than sixty percent (60%) of the Senior Registrable Securities and, with respect to amendments to Sections 2 and 3 of the Prior Agreement, of the holders of more than sixty percent (60%) of the Senior Registrable Securities held by the Significant Holders (as such terms are defined in the Prior Agreement); and

WHEREAS, the Existing Investors as holders of more than sixty percent (60%) of (i) the Senior Registrable Securities, and (ii) the Senior Registrable Securities held by Significant Holders (as such terms are defined in the Prior Agreement) desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith, between the Company and such Investors (the “Series E Agreement”), and such Investors’ obligations under such Series E Agreement are conditioned upon the execution and delivery by such Investors and the Company of this Agreement in order to amend and restate the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1. Restrictions on Transferability of Securities; Registration Rights.

1.1 Restrictions on Transfer.

(a) Holding Securities. Each Holder agrees not to make any disposition of all or any portion of the Senior Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.1, provided and to the extent such Section 1.1 is then applicable, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to an Affiliate of such Holder, or by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) an investment or venture capital fund to an affiliated investment or venture capital fund or (E) to the Holder’s family member or trust for the benefit of an individual Holder, provided in any such case that the transfer complies with applicable securities laws and the transferee will be subject to the terms of this Section 1.1 to the same extent as if such transferee were an original Holder hereunder.

(b) Legends. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 214 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(c) Unlegended Certificates. The Company shall be obligated to reissue unlegended certificates at the request of any holder thereof if the holder shall have obtained (i) an opinion of counsel at such Holder’s expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, and (ii) delivered such securities to the Company or its transfer agent. The Company shall use commercially reasonable efforts to deliver, or cause its transfer agent to deliver, such unlegended certificates no later than five business days after the request thereof that meets the foregoing requirements.

(d) Endorsement. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

1.2 Requested Registration of Senior Registrable Securities.

(a) Request. If the Company shall receive from a class of Initiating Holders at any time or times not earlier than the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of a public offering involving an underwriting with aggregate proceeds (before deduction of any underwriting discounts and commissions) in excess of $50,000,000 (a “Qualified Public Offering”), a written request that the Company effect any registration with respect to all or a part of such class of the Senior Registrable Securities having reasonably anticipated aggregate proceeds which (after deduction for underwriter’s discounts and expenses related to the issuance) exceed $30,000,000, the Company will:

(i) promptly, and in any event within twenty (20) days of the receipt of such request, give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Senior Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered. Notwithstanding anything to the contrary contained herein, if the registration requested is to be an underwritten offering and if the underwriters have not limited the number of Registrable Securities to be underwritten, the Company shall be entitled, at its election, to join in any such registration with respect to securities to be offered by it or any other party.

The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration,

qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) With respect to a particular class of Initiating Holders, after the Company has initiated two such registrations pursuant to this Section 1.2(a) for such class of Initiating Holders (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders for any reason (other than an adverse change in the circumstances regarding the Company) as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof);

(C) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective provided that the Company shall not defer its obligations in this Section 1.2 more than once in any twelve (12) month period; or

(D) If the Initiating Holders propose to dispose of shares of Senior Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

(b) Filing of Registration Statement. Subject to the foregoing clauses (a)(ii)(A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any class of Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company (the “Board”), such registration would be detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days on a cumulative basis after receipt of the request of any class of Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred eighty (180) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

The registration statement filed pursuant to the request of any class of Initiating Holders may, subject to the provisions of Sections 1.2(d) and 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

(c) Underwriting. The right of any Holder to registration pursuant to Section 1.2, if the proposed registration is for an underwritten offering (in which case the Company shall include such information in the written notice specified in Section 1.2(a)(i)), shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the applicable class of Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

(d) Procedures. If JVB Properties, L.L.L.P. (“JVB”) shall request inclusion of any JVB Shares in any registration pursuant to Section 1.2, or if the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if persons other than Investors, JVB or Boldt shall request inclusion in any registration pursuant to Section 1.2, the applicable class of Initiating Holders shall, on behalf of all Holders, offer to include such securities in the registration and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.13). If the proposed registration is for an underwritten offering, the Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the applicable class of Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the applicable class of Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.14 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the applicable class of Initiating Holders. The securities so excluded shall also be withdrawn from registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors, then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.14 hereof.

1.3 Company Registration.

(a) Company Obligations. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, a registration relating solely to the offer and sale of debt securities, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales (which the Company will not willfully seek to avail for the purpose of avoiding its obligations under this Section 1.3), the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within thirty (30) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering of any of its securities to the general public involving an underwriting of shares of the Company’s capital stock, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting on such customary terms as agreed upon between the Company and the underwriters selected by the Company and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. In no event shall any Senior Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded, including without limitation JVB Shares. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.14. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding any other provision hereof, the amount of Senior Registrable Securities of the selling Holders included in the registration shall not be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Company’s initial public offering in which event any or all of the Registrable Securities may be excluded in accordance with this Section 1.3(b) if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of this section, for any selling stockholder that is a Holder of Registrable Securities and that is an investment or venture capital fund, partnership or corporation, the affiliated investment or venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.14 hereof.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.4 hereof.

1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3 and 1.5 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Sections 1.2, 1.3 and 1.5 shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses of any registration, qualification or compliance pursuant to Sections 1.2 or 1.5 if the registration request is subsequently withdrawn at the request of Initiating Holders of a majority of the class of Registrable Securities to be registered or Holders of a majority of the Registrable Securities to be registered, respectively, unless the Initiating Holders of a majority of the class of Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to Section 1.2 (in which case such right shall be forfeited by all Holders of such class of Registrable Securities). All Selling Expenses relating to securities so sold shall be borne by each holder of such securities pro rata on the basis of the number of shares of securities so sold on its behalf.

1.5 Registration on Form S-3. After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, all Holders of at least 5% of the Senior Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Senior Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public reasonably anticipated to be less than $30,000,000 (ii) in the circumstances described in clauses (A) and (C) of Section 1.2(a)(ii) (but not paragraphs (B) or (D) thereof), (iii) if the Company shall furnish the certification described in Section 1.2(b) (but subject to the limitations set forth therein), or (iv) if, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

If a request complying with the requirements of this Section 1.5 is delivered to the Company, the provisions of Sections 1.2(a)(i) and (ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

1.6 Demand Registration of JVB Shares. At any time that there are no outstanding Senior Registrable Securities, or with the consent of the Holders of all outstanding Senior Registrable Securities, JVB may make a written request to the Company for a registration under Section 1.2 as if JVB were the Initiating Holders or under Section 1.5 as if JVB were the Holders of at least 5% of the Senior Registrable Securities; provided, that, the Company shall not be obligated to comply with the provisions of those sections to the extent of any limitations or prohibitions contained in any other agreement to which the Company is subject at the time such request is made by JVB. In each case, JVB will be subject to the same requirements as the Initiating Holders in the case of a request under Section 1.2 and the requesting Holders in the case of a request under Section 1.5.

1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1 that includes Registrable Securities, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a registration with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and keep such registration effective for a period of one hundred and twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request together with a legal opinion in customary form as to the due authorization and valid issuance of the Registrable Securities and such other matters as are customarily included in an opinion to underwriters;

(d) Use all commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) In connection with any underwritten offering pursuant to such registration statement, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions;

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h) Provide the underwriters and prospective purchasers in connection with such offer and sale of the Registrable Securities with a reasonable opportunity in which to undertake a due diligence investigation with respect to the Company and to make available appropriate officers of the Company for a reasonable number of customary “road shows;” and

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.8 Indemnification.

(a) Company Indemnification. The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of the Securities Act or the Exchange Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of the Securities Act or Exchange Act any underwriter, against all expenses, claims, losses, damages, and liabilities, joint or several (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws, or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Holder Indemnification. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.8 exceed the net proceeds from the offering received by such Holder.

(c) Procedure. Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) Relative Fault. If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.8(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, in no event shall such Holders be obligated to indemnify prospective purchasers for any matter which the Company is obligated to indemnify such purchasers under Section 1.8(a) above.

(f) Survival. The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.9 Information by Holder. Each Holder of Registrable Securities shall promptly furnish to the Company all necessary information regarding such Holder and the distribution proposed by such Holder as the Company, the underwriters to such registration or the Company’s transfer agent may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

1.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 60% of the Senior Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are not subordinate to the registration rights granted to the Holders of Senior Registrable Securities hereunder. JVB acknowledges that the Company may enter into agreements that would give such holder or prospective holders registrations rights that are not subordinate to the registration rights granted hereunder with respect to the JVB Shares.

1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:

(a) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(b) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

(c) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Company’s initial public offering.

1.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 may be transferred or assigned by a Holder only to an Affiliate of such Holder or to a transferee or assignee of not less than twenty percent (20%) of such Holder’s shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

1.13 “Market Stand-Off” Agreement. Each Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the closing of the Company’s first firm commitment underwritten public offering registered under the Securities Act (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days, which period may be extended upon the request of the managing underwriter, to the extent required by any rules of the securities exchange or trading system on which the Company’s securities are listed, for an additional period of up to 34 days if the Company issues or proposes to issue an earnings or other public release within 18 days of the expiration of the 180-day lockup period), (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for the IPO or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the IPO and shall not apply to (i) the sale of any shares to an underwriter pursuant to an underwriting agreement, (ii) donees pursuant to bona fide gifts, (iii) distributions or other transfers to Affiliates, partners, members, stockholders or other equity holders of the Investor, or (iv) sales of shares acquired in open market transactions; provided, that, in each of clauses (ii) and (iii) the recipient agrees to be similarly bound by this Section 1.13, and shall be applicable to the Investors only if all Company officers, directors, members Affiliated with officers and directors and holders of at least five percent (5%) of the Company’s voting securities are similarly bound prior to the IPO. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 1.13 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Investors subject to such agreements, based on the number of shares subject to such agreements.

1.14 Allocation of Registration Opportunities. Except as otherwise stated herein, in any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issuable or issued upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the “Other Shares”) requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations imposed upon shares to be underwritten of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders proposed to be included in such registration, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, in which case the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. Notwithstanding the foregoing, the Company shall not limit the number of Senior Registrable Securities to be included in a registration pursuant to this Agreement in order to include any JVB Shares or shares held by stockholders with no registration rights or to include shares of stock issued to any person other than the Holders or to employees, officers, directors, or consultants pursuant to the any equity incentive plan of the Company, or in the case of registrations under Sections 1.2 or 1.5 hereof, in order to include in such registration securities registered for the Company’s own account; provided, that in the case of a registration initiated by a class of Initiating Holders under Section 1.2, no Registrable Securities that are not in or held upon conversion of the applicable class of Senior Registrable Securities associated with the Initiating Holders shall be included in such registration prior to the inclusion in full of any Senior Registrable Securities of or held upon conversion of such class requested to be included in such registration.

1.15 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.16 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Section 1.2, 1.3 or 1.5 shall terminate on the earlier of (i) such date after the closing of the first registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) may immediately be sold under Rule 144 during any three month period, and (ii) four (4) years after the closing of the Qualified Public Offering.

2. Information Covenants of the Company.

2.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 500,000 shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Common Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (each a “Significant Holder”):

(i) within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company; provided, however, that if the Company is not, after use of commercially reasonable efforts, able to cause its auditors to complete their audit within 120 days after the end of a fiscal year, then the Company’s obligation under this paragraph will be to deliver the audited financial statements for such fiscal year promptly after the same become available from the Company’s auditors; and

(ii) within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period.

(b) Inspection Rights. The Company will afford to each Significant Holder and to such Significant Holder’s accountants and legal counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Holders may exercise their rights under this Section 2.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements. The rights granted pursuant to this Section 2.1(b) may not be assigned or otherwise conveyed by the Holders or by any subsequent transferee of any such rights without the prior written consent of the Company not to be unreasonably withheld except as authorized in this Section 2.1(b).

(c) Attendance at Board Meetings. Each Holder (or its representative) of not less than five million five hundred thousand (5,500,000) shares of Series C Preferred Stock shall have the right to attend all meetings of the Board of Directors in a nonvoting observer capacity, and each Holder of not less than three million (3,000,000) shares of Series C Preferred Stock shall have the right to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors; provided, however, that the Company may require as a condition precedent to any Holder’s rights under this Section 2.1(c) that each person proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and provided, further, that the Company reserves the right not to provide information and to exclude such Holder (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Holder (or its representative) from any meeting or portion thereof if delivery of such information or attendance at such meeting by such Holder (or its representative) would likely cause the loss of the attorney-client privilege between the Company and its counsel or if such Holder or its representative is a direct competitor of the Company.

2.2 Termination of Covenants. The covenants set forth in this Section 2 shall terminate and be of no further force and effect after the closing of an IPO.

3. Right of First Refusal.

3.1 Right of First Refusal to Significant Holders. Subject to subsection (f) hereof, the Company hereby grants to each Significant Holder, the right of first refusal (the “Right of

First Refusal”) to purchase a Pro Rata Share of New Securities (as defined in this Section 3.1) which the Company may, from time to time, propose to sell and issue. For purposes of this Section 3, “Pro Rata Share” shall mean the ratio of the number of shares of Common Stock issued or issuable upon conversion of the Shares owned by such Significant Holder immediately prior to the issuance of New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming: (i) full conversion of the Shares; and (ii) exercise and conversion of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company. For purposes of this Section 3, the term “Significant Holder” includes any general partners and affiliates of a Significant Holder. A Significant Holder shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its Pro Rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder’s portion on a pro rata basis within twenty (20) days from the date the Company provides such Significant Holder written notice of such non-purchasing Significant Holder fails to exercise its right hereunder to purchase its Pro Rata share of New Securities. This right of first refusal shall be subject to the following provisions:

(a) New Securities. “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” does not include the securities excluded from the definition of “Additional Shares” under Article IV, Section 4.2.5.4.1(d) of the Company’s Seventh Restated Certificate of Incorporation, as the same may be amended from time to time (the “Restated Certificate”).

(b) Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase such Holder’s Pro Rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

(c) Overallotment. In the event the Holders fail to exercise fully the right of first refusal as provided in Section 3.1 hereof, and after the expiration of the over-allotment exercise period set forth in Section 3.1 hereof, the Company shall have ninety (90) days thereafter to sell or enter into an agreement to sell the New Securities respecting which the Significant Holders’ right of first refusal option set forth in this Section 3.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders pursuant to Section 3.1(b). In the event the Company has not entered into an agreement for the sale of the New Securities within such ninety (90) day period, or if such sale is not consummated within sixty (60) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 3.1.

(d) Termination of Rights. The rights set forth in this Section 3 shall terminate and be of no further force and effect after the closing of an IPO.

(e) Assignment. The right of first refusal set forth in this Section 3.1 may not be assigned or transferred, except that (i) a Significant Holder that is an investment or venture capital fund may assign or transfer such rights to an affiliated investment or venture capital fund, (ii) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation, entity or person that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, (iii) such right is assignable between and among any of the Holders, and (iv) with the prior written consent of the Company not to be unreasonably withheld.

4. Miscellaneous

4.1 Certain Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to any specified person or entity, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including without limitation any general partner, managing member, officer or director of such person or entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person or entity.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(d) “Holder” shall mean (i) any Investor who holds Registrable Securities, (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.1 and Section 1.12 hereof and (iii) Boldt. Notwithstanding the foregoing, Boldt shall not be deemed a “Holder” for purposes of Section 1 (except that Boldt shall be considered a Holder for purposes of Section 1.13) or Section 3.

(e) “Indemnified Party” shall have the meaning set forth in Section 1.8(c) hereof.

(f) “Indemnifying Party” shall have the meaning set forth in Section 1.8(c) hereof.

(g) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than twenty-five percent (25%) of a class of the then outstanding Senior Registrable Securities. For purposes of Section 1.2 hereof (but not Section 1.5), the Holders of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred

Stock, acting together as a single class, shall be deemed to constitute one class of Senior Registrable Securities, the Holders of the Company’s Series C Preferred Stock shall be deemed to constitute a separate class of Senior Registrable Securities, the holders of the Company’s Series D Preferred Stock shall be deemed to constitute a separate class of Senior Registrable Securities and the holders of the Company’s Series E Preferred Stock shall be deemed to constitute a separate class of Senior Registrable Securities.

(h) “JVB Shares” shall mean (i) shares of Common Stock owned or controlled by JVB and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that JVB Shares shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

(i) “New Securities” shall have the meaning set forth in Section 3.1(a) hereto.

(j) “Other Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(k) “Registrable Securities” shall mean the Senior Registrable Securities and the JVB Shares, taken together.

(l) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(m) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(n) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 1.1(b) hereof.

(o) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(p) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(q) “Senior Registrable Securities” shall mean (i) shares of Common Stock issuable or issued pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Senior Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

(r) “Selling Expenses” shall mean all underwriting discounts, selling commissions, fees related to document preparation (including medallion guarantees) and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel incurred by any Holder for its own account which shall be borne solely by such Holder (other than the fees and disbursements of one counsel included in Registration Expenses).

(s) “Series E Agreement” shall have the meaning set forth in the recitals hereto.

(t) “Shares” shall mean the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

(u) “Significant Holders” shall have the meaning set forth in Section 2.1 hereto.

4.2 Amendment; Amendment and Restatement of Prior Agreement.

(a) Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least 60% of the Senior Registrable Securities; provided, however, that Holders purchasing Shares from the Company after the date hereof may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder when such Holder purchasing Shares from the company has both: (a) purchased Shares from the Company under the Purchase Agreement and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement. The provisions of Section 2 and Section 3 may be amended, waived discharged or terminated only by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least 60% of the Senior Registrable Securities held by the Significant Holders. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each and every Holder and each future holder of all such securities of Holder. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders, or agree to accept alternatives to such performance, without obtaining the consent of any Holder. In the event that an underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement in customary form shall govern subject to Section 1.8(e). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

(b) The parties agree that, upon execution of this Agreement by the number of Holders required by the Prior Agreement, this Agreement will amend, restate and supersede the Prior Agreement in its entirety.

4.3 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or if sent overseas, on the tenth business day, (ii) one business day after being sent via a reputable overnight courier service guaranteeing next business day delivery, or if sent overseas on the second business day after being sent, (iii) at the time of delivery thereof to the receiving party if delivered by hand and (iv) at the time that receipt thereof if sent by facsimile and receipt has been acknowledged by electronic confirmation or otherwise, in each case to the intended recipient as set forth below:

If to the Company:

Silver Spring Networks, Inc.

555 Broadway Street

Redwood City, California 94063

Attn: General Counsel

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

Attention: Sayre E. Stevick

If to a Purchaser, at the address on such Purchaser’s signature page attached hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

4.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

4.5 Successors and Assigns. Except as otherwise provided or permitted by this Agreement, this Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this

Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.6 Entire Agreement. This Agreement and the schedule hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, including, without limitation, the Prior Agreement. Pursuant to Section 4.2 of the Prior Agreement, the undersigned parties who are parties to the Prior Agreement hereby amend and restate the Prior Agreement to read in its entirety as set forth in this Agreement, such that the Prior Agreement is hereby terminated and entirely replaced and superseded by this Agreement. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

4.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

4.8 Severability. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties’ intent in entering into this Agreement.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and schedules attached hereto.

4.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

4.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

4.12 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (a) otherwise provided in this Agreement, or (b) any such controversies or claims for which a provisional remedy or equitable relief is sought, shall be submitted to mandatory, final and binding arbitration before the Judicial Arbitration and Mediation Service (“JAMS”), pursuant to the United States Arbitration Act, 9 U.S.C., Section 1 et seq. Either party may commence the arbitration process called for by this Agreement by filing a written demand for arbitration with JAMS and giving a copy of such demand to each of the other parties to this Agreement. The parties will cooperate with JAMS and with each other in promptly selecting an arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings in order to fulfill the provisions, purposes and intent of this Agreement. If no agreement as to selection of an arbitrator can be reached within thirty (30) days after delivery of the written demand for arbitration, then each party shall select an arbitrator and such selected arbitrators shall jointly agree on a third arbitrator. The three arbitrators shall act as a panel of arbitrators and rule by majority. The arbitration shall take place in Redwood City, California, and shall be conducted in accordance with the Comprehensive Arbitration Rules and Procedures (the “Comprehensive Rules”) of JAMS then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. Discovery shall be conducted in accordance with the Comprehensive Rules, the arbitrator or panel of arbitrators shall be required to provide in writing to the parties the basis for the award or order of such arbitrator or panel of arbitrators, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

4.13 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

4.14 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 2 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, or director of a competitor. Each Holder acknowledges that the information received by them pursuant to Section 2 of this Agreement is confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), without the Company’s consent, except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent reasonably necessary; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if prior to disclosure such prospective purchaser agrees with the Company in writing to be bound by the provisions of this Section 4.14 and such prospective purchaser is not a competitor of the Company or an officer, employee, or director of a competitor, as determined by the Company; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; provided, further, that notwithstanding the foregoing, a Holder may include summary financial information concerning the Company and general statements concerning the nature and progress of the Company’s business in its reports to its limited partners and affiliates.

4.15 Termination Upon Change of Control. This Agreement (excluding any then-existing obligations) shall terminate upon the closing of a Change of Control Transaction as defined below. Notwithstanding the foregoing, the Company will use all commercially reasonable efforts to cause any such successor entity to assume the registration and other rights granted hereby to the extent equivalent liquidity and such other rights would otherwise be unavailable to the Holders of such successor entity. A “Change of Control Transaction” shall mean: (a) the consummation of the acquisition of the Company by another entity or merger or consolidation of the Company with or into another entity by means of any transaction or series of related transactions (except a transaction or series of transactions in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity); or (B) a sale, other transfer, or exclusive license that constitutes the effective disposition of all or substantially all of the assets of the Company, including a sale or other transfer of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole, provided, that, for clarity, a license that is exclusive as to a particular territory or market shall not be a Change of Control Transaction unless such license otherwise constitutes an effective disposition of all or substantially all of the assets of the Company.

4.16 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company will pay all reasonable expenses incurred by any member of the Board of Directors in attending Board of Director meetings or visiting the Company’s facilities in accordance with the Company’s reimbursement policies.

4.17 Aggregation of Stock. All shares of Registrable Securities held, acquired or controlled by affiliated entities (including affiliated venture capital funds, investment funds or investment managers) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

COMPANY:

SILVER SPRING NETWORKS, INC a Delaware corporation

By:	/s/ Scott Lang
Scott Lang, President

Address:	Silver Spring Networks, Inc.
555 Broadway Street
Redwood City, California 94063

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTORS:

Artis Partners, L.P.
Artis Partners (Institutional), L.P.
Artis Partners 2X, L.P.
Artis Partners 2X (Institutional), L.P.
Artis Partners Ltd.
Artis Partners 2X Ltd.

/s/ Todd Moodey
By:	Artis Capital Management, LLC
Its:	General Partner or Investment Advisor and Attorney-In-Fact
Name:	Todd Moodey
Title:	Chief Operating Officer

Address:	One Market Plaza, Steuart St. Tower Suite 2700, San Francisco, CA 94105

Phone Number:	[phone number]
Email Address:	[email address]
Facsimile:	[facsimile]

Artis Private Growth Partners, L.P.
Artis Private Growth Partners Entrepreneurs Fund, L.P.

/s/ Todd Moodey
By:	Artis Private Growth Management, LLC
Its:	Investment Adviser and Attorney-In-Fact
Name:	Todd Moodey
Title:	Chief Operating Officer

Address:	One Market Plaza, Steuart St. Tower Suite 2700, San Francisco, CA 94105

Phone Number:	[phone number]
Email Address:	[email address]
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

Chilton Global Natural Resources Partners, LP
By:	Chilton Investment Company, LLC, as general partner

By:	/s/ James Steinthal

Name:	James Steinthal

Title:	Managing Director

Address:	1266 East Main Street, 7th Floor, Stamford, CT 06902

Phone Number:	[phone number]

Email Address:	[email address]

Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

CONTRA COSTA CAPITAL, LLC
a Delaware limited liability company

By:	/s/ Barbara M. Morris
Name:	Barbara M. Morris
Title:	President

Address:	[address]
Telephone:	[telephone]
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

CROSS CREEK CAPITAL, LLC
a Delaware limited liability company

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Daniel Thurber
Name: Daniel Thurber
Title: Vice President

CROSS CREEK CAPITAL EMPLOYEES’ FUND, L.P.

By:	Cross Creek Capital GP, L.P.
Its Sole General Partner

By:	Cross Creek Capital, LLC
Its Sole General Partner

By:	Wasatch Advisors, Inc.
Its Sole Member

By:	/s/ Daniel Thurber
Name: Daniel Thurber
Title: Vice President

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

DAG Ventures IV-QP, L.P.

By: DAG Ventures Management IV, LLC, its General Partner

By:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG Ventures IV, L.P.

By: DAG Ventures Management IV, LLC, its General Partner

By:	/s/ John Cadeddu
John Cadeddu, Managing Director

DAG Ventures IV-A, LLC

By: DAG Ventures Management IV, LLC, its Managing Member

By:	/s/ John Cadeddu
John Cadeddu, Managing Director

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

DRAPER FISHER JURVETSON GROWTH FUND 2006, L.P.

By:	Draper Fisher Jurvetson Growth Fund 2006 Partners, L.P.
Its:	General Partner

By:	DFJ Growth Fund 2006 Ltd.
Its:	General Partner

By:	/s/ Mark W. Bailey
Name:	Mark W. Bailey
Title:	Director

DRAPER FISHER JURVETSON PARTNERS GROWTH FUND 2006, LLC

By:	/s/ Mark W. Bailey
Name:	Mark W. Bailey
Title:	Authorized Member

Address:	2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone:	[telephone]
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

FOUNDATION CAPITAL IV, L.P. a Delaware corporation

By:	/s/ Warren Weiss
Manager

Address:	250 Middlefield Road
Menlo Park, CA 94025

FOUNDATION CAPITAL IV PRINCIPALS FUND, LLC
By: Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Manager

FC IV ACTIVE ADVISORS, LLC
By Foundation Capital Management Co. IV, LLC

By:	/s/ Warren Weiss
Manager

Address:	250 Middlefield Road
Menlo Park, CA 94025
Telephone:	[telephone]
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

FOUNDATION CAPITAL VI, L.P.
By Foundation Capital Management Co. VI, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager

Address:	250 Middlefield Road
Menlo Park, CA 94025

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC
By: Foundation Capital Management Co. VI, LLC

By:	/s/ Warren Weiss
Name:	Warren Weiss
Title:	Manager

Address:	250 Middlefield Road
Menlo Park, CA 94025

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

GOOGLE, L.P.

By:	Google GP, L.L.C., its General Partner

By:	Google Inc., its Member

By:	/s/ Donald Harrison
Name:	Donald Harrison
Title:	Deputy General Counsel and Assistant
Secretary

Address:	1600 Amphitheatre Parkway
Mountain View, CA 94043

Telephone:	[telephone]
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

KPCB HOLDINGS, INC., as nominee

By:	/s/ John Denniston
Name:	John Denniston
Title:	Senior Vice President

Address:	2750 Sand Hill Road
Menlo Park, CA 94025

Telephone:	[telephone}
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

WINDMILL MASTER FUND LP
Duquesne Capital Management, L.L.C. Investment Manager

By:	/s/ Jeff Covello
Name:	Jeff Covello
Title:	Managing Director

Address:	40 West 57th Street, Fl. 25
New York, NY 10019

Telephone:	[telephone]
Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Investors’ Rights Agreement effective as of the day and year first above written.

INVESTOR:

T. Rowe Price Associates, Inc., Investment Adviser On Behalf of its Advisory Clients on Attachment A (Please Print Name of Entity)

By:	/s/ John H. Laporte

Name:	John H. Laporte

Title:	Vice President

By:	/s/ Gregory A. McCrickard

Name:	Gregory A. McCrickard

Title:	Vice President

By:	/s/ Kennard W. Allen

Name:	Kennard W. Allen

Title:	Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street, Baltimore, MD 21202

Attn:	Andrew Baek
Vice President and Senior Legal Counsel

Phone Number:	[phone number]
Email Address:	[email address]

Facsimile:	[facsimile]

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

INVESTORS

Foundation Capital IV, L.P.

Foundation Capital IV Principals Fund, LLC

FC IV Active Advisors, LLC

JVB Properties, LLLP

NCD Investors, LLC

Seneca Capital LP

Seneca Capital International Ltd.

Beaver Creek Fund Ltd.

Windmill Master Fund LP

Contra Costa Capital, LLC

KPCB Holdings, Inc., as nominee

William E. Zisko

F&W Investments II LLC – Series 2008

General Electric Company

Foundation Capital VI, L.P.

Foundation Capital VI Principals Fund, LLC

Google, L.P.

S&C Electric Company

Artis Partners, L.P.

Artis Partners (Institutional), L.P.

Artis Partners 2X, L.P.

Artis Partners 2X (Institutional), L.P.

Artis Partners Ltd.

Artis Partners 2X Ltd.

Artis Private Growth Partners, L.P.

Artis Private Growth Partners Entrepreneurs Fund, L.P.

Chilton Global Natural Resources Partners, LP

Cross Creek Capital Fund, L.P.

Cross Creek Capital Employees’ Fund, L.P.

Draper Fisher Jurvetson Growth Fund 2006, L.P.

Draper Fisher Jurvetson Growth Fund 2006, LLC

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

T. Rowe Price Global Technology Fund, Inc.

TD Mutual Funds – TD Science & Technology Fund

T. Rowe Price Science & Technology Fund

VALIC Company I – Science & Technology Fund

John Hancock Trust – Science & Technology Trust

T. Rowe Price Small-Cap Stock Fund, Inc.

T. Rowe Price Institutional Small-Cap Stock Fund

T. Rowe Price Personal Strategy Income Fund

T. Rowe Price Personal Strategy Balanced Fund

T. Rowe Price Personal Strategy Growth Fund

T. Rowe Price Personal Strategy Balanced Portfolio

TD Mutual Funds – TD U.S. Small Cap Equity Fund

VALIC Company I – Small Cap Fund

T. Rowe Price Small-Cap Stock Trust

DAG Ventures IV-QP, L.P.

DAG Ventures IV, L.P.

DAG Ventures IV-A, LLC